SONICS & MATERIALS, INC.
53 Church Hill Road
Newtown, CT 06470
(203) 270-4600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, November 18, 1999

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Sonics & Materials, Inc. (the "Company") which will be held at Sonics & Materials, Inc., 53 Church Hill Road, Newtown, Connecticut on Thursday, November 18, 1999, at 10:00 a.m. local time. The meeting is to be held for the following purposes:

      1. To elect four directors, each for a term of one year or until their respective successors are elected and qualified;

      2. To ratify the appointment by the Board of Directors of Schneider Ehrlich & Associates LLP as independent accountants for the fiscal year 2000; and

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      These items are fully discussed in the following pages, which will be made part of this Notice. Only stockholders of record on the books of the Company at the close of business on October 11, 1999 will be entitled to vote at the meeting. The transfer books of the Company will not be closed. A list of stockholders entitled to vote will be available for inspection at the offices of the Company at 53 Church Hill Road, Newtown, Connecticut for 10 days prior to the Annual Meeting.

      Stockholders are requested to sign, date and return the enclosed proxy as soon as possible. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Secretary, Sonics & Materials, Inc., 53 Church Hill Road, Newtown, Connecticut 06470.

                              By Order of the Board of Directors

Newtown, Connecticut          Lauren H. Soloff
October 20,1999               Secretary

                            SONICS & MATERIALS, INC.
                               53 Church Hill Road
                                Newtown, CT 06470

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                       1999 ANNUAL MEETING OF STOCKHOLDERS

      The enclosed proxy is solicited by the Board of Directors of Sonics & Materials, Inc. (the "Company") for use in voting at the Annual Meeting of Stockholders to be held at Sonics & Materials, Inc., 53 Church Hill Road, Newtown, Connecticut on Thursday, November 18, 1999, at 10:00 a.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.

Voting and Revocability of Proxies

      The persons named in the enclosed form of proxy will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted FOR proposals 1 and 2 listed below and, in the best judgment of the persons named in the enclosed proxy, will be voted on any other matters as may come before the meeting. Any stockholder who executes a proxy has the power to revoke the same at any time before it is voted by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Secretary, Sonics & Materials, Inc., 53 Church Hill Road, Newtown, Connecticut 06470. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

      The principal executive offices of the Company are located at 53 Church Hill Road, Newtown, Connecticut 06470. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is Tuesday, October 20, 1999.

Record Date and Share Ownership

      Only holders of shares ("Shares") of Common Stock, par value $.03 per share ("Common Stock"), of record at the close of business on October 11, 1999 are entitled to vote at the meeting. On the record date there were outstanding 3,570,100 Shares. Each outstanding Share is entitled to one vote upon all matters to be acted upon at the meeting. The holders of a majority of the issued and outstanding Shares, present in person or represented by proxy, shall constitute a quorum.

      The affirmative vote of a plurality of the votes cast by all stockholders entitled to vote thereon is required to elect directors (Proposal No. 1). Therefore, those nominees (up to the number of directors to be elected) receiving the highest number of votes will be elected. The affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon is required to ratify the appointment by the Board of Directors of the independent auditors (Proposal No. 2) and generally to act upon any other matter as may properly come before the meeting or any adjournment thereof. Both abstentions and proxy holders with authority to vote on at least one matter scheduled to come before the meeting are counted as "present" for the purposes of determining whether there is a quorum for the meeting. Abstentions have the effect of a negative vote on proposals requiring the approval of a majority of the Common Stock and, due entirely to the method of calculating a plurality, have no effect on the election of directors. Because broker non-votes are not entitled to a vote, they are not considered in any way when determining whether any proposal for which the broker withheld authority was approved.

PROPOSAL 1
ELECTION OF DIRECTORS

      At the meeting, four Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the four persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the proxy will be voted for the election of such person or persons as shall be designated by the Directors.

Information Regarding Each Nominee

      Robert S. Soloff
      Age: 60
      First Elected Director:  1969
      President and Chief Executive Officer of the Company
      Member of Stock Option Committee and Audit Committee

      Mr. Soloff joined the Company in 1969 and has served as its Chairman, President and a Director since then. From 1960 to 1961, he was employed as an Assistant Project Engineer by Kearfott-Singer, Inc. designing ultrasonic oil burners and investigating the use of ultrasonic energy for various industrial applications. From 1962 until 1969, Mr. Soloff held a variety of positions with Branson Sonic Power Company, a major manufacturer of ultrasonic devices. These positions included laboratory manager for new products and applications, New York Metro district sales manager and manager of new product development. Mr. Soloff is currently serving as a director of the Ultrasonic Industry Association. He is a 1960 graduate of Cooper Union where he earned a bachelor of science degree in mechanical engineering.

      Jack Tyransky
      Age: 54
      First Elected Director:  1995
      Partner, Allen & Tyransky
      Member of Stock Option Committee and Audit Committee

      Mr. Tyransky has been a partner in Allen & Tyransky, a Connecticut certified public accounting firm since 1975. This firm served as the Company's certified public accountants from 1988 to 1994. He holds a bachelor of science degree in accounting from the University of Maryland and a masters degree in science (taxation) from the University of Hartford.

      Lauren H. Soloff
      Age: 33
      First Elected Director: 1995
      Vice President of Legal Affairs and Investor Relations of the Company Secretary of the Company

      Ms. Soloff, the daughter of Robert Soloff, joined the Company in early 1995 as Corporate Counsel, Secretary and a Director. In May of 1996, Ms. Soloff was promoted to Vice President of Legal Affairs and Investor Relations. From 1993 to 1994, she was employed by the Connecticut law firm of Siegel, O'Connor, Schiff and Zangari as an associate specializing in litigation for labor and employment matters. From 1991 to 1993, she served as a staff attorney for the Office of Solicitor of the U.S. Department of Labor where she was responsible for all aspects of appellate litigation as well as other litigation and counseling duties. Ms. Soloff is a member of the New York and Connecticut bars. She has a bachelor of arts degree from Tufts University and a juris doctorate from the Washington College of Law, American University.

      Ronald Kalb
      Age: 49
      First Elected Director: 1998

      Ronald Kalb is the Vice President and a principal owner of the Siegel Agency, Inc., a Connecticut insurance agency. Mr. Kalb has been with the Siegel Agency since 1977. Prior to that, he was employed as a civil engineer by Ebasco Services, Inc. He holds a bachelor of civil engineering degree from the City College of New York and received his masters in Engineering at the Brooklyn Polytechnical Institute.

      During the fiscal year ended June 30, 1999, there were two regular meetings of the Board of Directors and the Board acted by unanimous written consent once during the same period. All of the directors of the Corporation attended the meeting of the Board of Directors.

      The Audit Committee, which was formed by the Board on February 8, 1996, recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed and monitors the effectiveness of the audit effort, the Company's internal financial and accounting organization and controls and financial reporting. The Audit Committee did not meet during fiscal year 1999. The members of the Audit Committee presently are Jack Tyransky, Robert Soloff and Ronald Kalb.

      The Stock Option Committee, formed by the Board on September 29, 1995, administers the Company's Incentive Stock Option Plan, as amended (the "Option Plan"), including the review and grant of stock options to all eligible employees under such Plan. Its members are Jack Tyransky and Robert Soloff. The Stock Option Committee did not meet in fiscal 1999.

      The Board of Directors does not have an executive committee, nominating committee or compensation committee.

      The Company's non-employee directors are paid a fee of $300 for attendance at each of its Board of Directors meetings plus related expenses.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                             EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal years ended June 30, 1999, 1998 and 1997, the annual and long-term compensation for the Company's Chief Executive Officer (the "named executive"). This was the only employee officer, who was serving as such on June 30, 1999 whose annual compensation exceeded $100,000 for the fiscal year ended June 30, 1999.

Summary Compensation Table

                               Annual Compensation

                                                              Other Annual
Name and                                Base                  Compensation
Principal Position            Year      Salary      Bonus     (1)
Robert Soloff                 1999     $114,000     $    0    $   18,941
Chairman of the               1998      114,000          0        18,273
Board, President,             1997      198,000     18,000        11,809
and CEO

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(1) Represents compensation for excess life insurance premium and personal use of company auto. Includes executive insurance benefits for Mr. Soloff.

Employment Contracts

      Effective July 1, 1995, the Company entered into an employment agreement with Robert S. Soloff, who is serving as the Company's President, for an initial term which expired on June 30, 1998. The agreement provided for an annual base salary of $180,000, $198,000 and $218,000 in each of the first three years of the agreement. On June 30, 1998, the Board of Directors unanimously voted to extend the term of the contract under the same terms and conditions. For fiscal year 1998 and 1999, Mr. Soloff voluntarily reduced his salary to $114,000. Under the agreement, the base salary may be increased at the discretion of the Board of Directors through (i) any bonus arrangement provided by the Company in its discretion and (ii) other compensation or employee benefit plans and arrangements, if any, provided to other officers and key employees of the Company. Such bonuses will be determined by the non-employee members of the Board of Directors who will take into account the performance of Mr. Soloff and the Company in making such determination. Such bonuses may not exceed 10% of Mr. Soloff's annual compensation for three years. Mr. Soloff is subject to a two-year covenant not to compete with the Company that begins upon the expiration of his contract.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the Company's public offering in February 1996, Monroe Parker Securities, the underwriter in the public offering, received, among other things an option to purchase 100,000 shares of Common Stock and 100,000 Warrants exercisable over a period of four years commencing February 26, 1997 at exercise prices of $8.25 per share of Common Stock and $.25 per Warrant The Company also granted to Monroe Parker Securities the right to nominate one person to serve on its Board of Directors or to function as an observer at meetings of the Board, subject to the Company's approval. Stephen Drescher was recommended by Monroe Parker Securities for nomination to the Board. At the 1996 and 1997 Annual Meetings of Stockholders, Mr. Drescher was elected to the Board. In December 1997, Mr. Drescher resigned as a director and Monroe Parker Securities has not nominated anyone in place of Mr. Drescher. In fiscal year 1997, Monroe Parker Securities exercised its option to purchase 100,000 Warrants to purchase Common Stock.

      Upon the exercise of the Company's Warrants, the Company is obligated to pay Monroe Parker Securities a fee of 4% of the aggregate exercise price if (i) the market price of its Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants was solicited by a member of NASD; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the initial public offering and at the time of exercise of the Warrants; (v) the solicitation of exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934; and (vi) no fee will be paid on non-solicited exercises.

      In January 1998, Monroe Parker Securities withdrew as a broker dealer registered with the NASD. The Company has not been notified of any assignment by Monroe Parker Securities of any of the rights it received in connection with the Company's public offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the Company's Common Stock owned as of October 13, 1999 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) each named executive officer, and
(iv) all executive officers and directors as a group.

                                                        Warrants to Purchase
                                  Common Stock              Common Stock
                            Amount and                 Amount and
                            Nature of                  Nature of
Name and Address of         Beneficial   Percentage    Beneficial     Percentage
Beneficial Owner (1)        Ownership    Owned         Ownership      Owned
---------- ----- ---        ----------   ----------    ----------     ----------
Robert S. Soloff           2,510,000           71%             0
Lauren H. Soloff             274,990(3)         8%             0             0
Jack Tyransky                  3,000(2)         *              0             0
Ronald Kalb                    1,000(2)         *              0             0
All directors and
executive officers as a
group (6 people)(2)(4)     2,830,976           80%             0             0

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*     Indicates less than one percent.

(1) The address of each such person is c/o Sonics & Materials, Inc., 53 Church Hill Road, Newtown, Connecticut 06470 and except as otherwise set forth in the footnotes below, all shares are beneficially owned and the sole voting and investment power is held by the persons named.

(2) Represents or includes qualified stock options granted under the Company's Option Plan.

(3) Includes shares of Common Stock issuable upon exercise of currently exercisable non-qualified stock options granted to Ms. Soloff.

(4) Includes 274,390 shares and 10,976 shares which are issuable upon exercise of currently-exercisable non-qualified stock options granted to Lauren H. Soloff and Daniel Grise, respectively, under the Company's Option Plan.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Schneider Ehrlich & Associates LLP has been designated by the Board of Directors, subject to ratification by the Company's stockholders, to make an examination of the consolidated balance sheet of the Company as of June 30, 2000 and the related consolidated statements of income and cash flows for the fiscal year ending June 30, 2000, and for such other purposes incidental thereto as may be required. Schneider Ehrlich & Associates, LLP has been the Company's independent accountants since April 24, 1998.

      The Company expects that a representative of Schneider Ehrlich & Wengrover will be present at the meeting and will be available to respond to appropriate questions from stockholders. The representative from Schneider Ehrlich & Associates will have an opportunity to make a statement at the meeting if he or she so desires.

      Grant Thornton LLP previously served as the independent accountants of the Company and performed the annual audit for fiscal year 1997. Grant Thornton LLP served as the Company's independent accountants since 1995. The decision to change accountants was not occasioned by any disagreement or advice given on any matter by Grant Thornton. On April 24, 1998, the Company terminated Grant Thornton LLP as the Company's principal accountants and engaged Schneider Ehrlich & Associates LLP as the Company's principal accountants. The decision to change accountants was recommended and approved by the Audit Committee of the Board of Directors.

      During the Company's two most recent fiscal years and the subsequent interim periods preceding such termination, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report.

      The audit reports of Grant Thornton LLP on the financial statements of the Company for either of the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Company's two most recent fiscal years and the subsequent interim periods preceding such termination, there were no events for which disclosure is required pursuant to Item 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Exchange Act of 1934 as amended.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF SCHNEIDER EHRLICH & ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT AUDITORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and persons who own more than 10% of the Company's Common Stock or other equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Officers, Directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes all Section 16(a) filing requirements applicable to its officers, Directors and 10% beneficial owners were complied with during the fiscal year ended June 30, 1999.

                                  OTHER MATTERS

      The management of the Company does not know of any matters other than those stated in the Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement and other material, which may be sent to its stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expenses in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and fax.

      The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended June 30, 1999 (as filed with the Securities and Exchange Commission) including the financial statements and the schedules thereto. All such requests should be directed to Lauren H. Soloff, Secretary, Sonics & Materials, Inc., 53 Church Hill Road, Newtown, Connecticut 06470.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      All proposals of stockholders intended to be included in the proxy statement to be presented at the next Annual Meeting of Stockholders must be received at the Company's executive office in Newtown, Connecticut, no later than June 10, 2000.

                                          By Order of the Board of Directors

                                          Lauren H. Soloff
                                          Secretary

Dated:  October 20, 1999